UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

MIDWESTONE FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Iowa	0-24630	42-1003699
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 First Avenue East Oskaloosa, Iowa		52577
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (641) 673-8448

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 11, 2007, MidWestOne Financial Group, Inc. (“MidWestOne”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ISB Financial Corp. (“ISBF”), the holding company for Iowa State Bank & Trust Company and First State Bank, pursuant to which MidWestOne and ISBF agreed to combine in a merger of equals transaction.

Pursuant to the Merger Agreement, which was unanimously approved by the board of directors of each company, MidWestOne will merge with and into ISBF, with the resulting company to be named MidWestOne Financial Group, Inc. (the “Surviving Company”). Under the terms of the Merger Agreement, MidWestOne stockholders will receive 0.95 shares of ISBF common stock for each share of MidWestOne common stock held as of the effective time of the merger. As contemplated by the Merger Agreement, MidWestOne and ISBF expect to consolidate their banking subsidiaries into one state-chartered banking subsidiary of the Surviving Company to be named MidWestOne Bank. The transaction currently is expected to be completed in the first quarter of 2008, subject to customary closing conditions, the receipt of regulatory approvals and the approval of the stockholders of MidWestOne and ISBF.

Each of the directors of MidWestOne and ISBF have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the transaction. In connection with the execution of the Merger Agreement, Charles S. Howard, the President and Chief Executive Officer of MidWestOne, and David A. Meinert, the Chief Financial Officer of MidWestOne, entered into agreements to be effective upon and subject to the closing of the merger, providing for the terms and conditions of Mr. Howard’s employment as vice-chairman of the Surviving Company and Mr. Meinert’s employment as chief financial officer of the Surviving Company, respectively. In addition, each of Messrs. Howard and Meinert, along with certain directors of ISBF, have agreed, subject to certain exceptions, not to dispose of any shares of the Surviving Company following the merger for a period of 9 months.

Attached as Exhibit 99.1 is a copy of MidWestOne and ISBF’s joint press release relating to the merger, which is incorporated herein by reference. The above description of the Merger Agreement and the related transactions is a summary and does not purport to be complete and is qualified in its entirety by reference to the definitive Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement is being included to provide the agreed upon terms of the transaction. It is not intended to provide other factual information about MidWestOne. Such information regarding MidWestOne can be found in other public filings it makes with the SEC, which are available without charge at www.sec.gov. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of MidWestOne and ISBF, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Forward Looking Information

Statements contained in or incorporated into this report that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27 of the Securities Act of 1933, as amended), which involve significant risks and uncertainties. MidWestOne intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. These risks

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and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. It undertakes no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of September 11, 2007 by and between ISB Financial Corp. and MidWestOne Financial Group, Inc.

99.1	Press release dated September 12, 2007.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007	MidWestOne Financial Group, Inc.

	By:	/s/ David A. Meinert
	Name:	David A. Meinert
	Title:	Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Exhibit 2.1	Agreement and Plan of Merger dated as of September 11, 2007 by and between ISB Financial Corp. and MidWestOne Financial Group, Inc.

Exhibit 99.1	Press release dated September 12, 2007.

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